UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PATRIOT RISK MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	73-1665495 (I.R.S. Employer Identification No.)

401 East Las Olas Boulevard, Suite 1540 Fort Lauderdale, Florida	33301 (Zip Code)
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is registered

Common Stock, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-150864
Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Patriot Risk Management, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the description of its common stock, par value $0.001 per share, to be registered hereunder that is contained under the section entitled “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-150864) as originally filed with the Securities and Exchange Commission on May 13, 2008, and as subsequently amended. Such description will be included in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits.
     In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 25, 2010

PATRIOT RISK MANAGEMENT, INC.
By:	/s/ Theodore G. Bryant
Theodore G. Bryant
Senior Vice President, Counsel and Secretary